SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) July 20, 2004

ALEXION PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-27756	13-3648318
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

352 Knotter Drive, Cheshire, CT	06410
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 272-2596

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events and Regulation FD Disclosure.

On July 20, 2004, the Company announced that it has commenced an offering to sell up to 3,500,000 shares of its common stock, plus up to 525,000 shares of common stock to cover overallotments, if any. A copy of the press release issued by the Company relating thereto is filed herewith as Exhibit 99.1.

On July 20, 2004, the Company later announced that it had priced an offering of 5,000,000 shares of its common stock at a price to the public of $15.50, before deducting underwriting discounts and commissions. The Company also granted the underwriters a 30 day option to purchase an additional 500,000 shares of common stock to cover overallotments, if any. A copy of the press release issued by the Company relating thereto is filed herewith as Exhibit 99.2.

A copy of the Underwriting Agreement between the Company, Morgan Stanley & Co. Incorporated and SG Cowen & Co., LLC relating to the offering is filed herewith as Exhibit 1, and is incorporated by reference into the registration statement (Registration No. 333-114449) declared effective by the Securities and Exchange Commission on May 14, 2004.

Item 7. Financial Statements and Exhibits.

(c) Exhibits.

1.       Underwriting Agreement, dated July 20, 2004, between Alexion Pharmaceuticals, Inc., Morgan Stanley & Co. Incorporated and SG Cowen & Co., LLC.

99.1    Press Release dated July 20, 2004.

99.2    Press Release dated July 20, 2004.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALEXION PHARMACEUTICALS, INC.

Date: July 21, 2004	By:	/s/ Thomas I.H. Dubin

	Name: Title:	Thomas I.H. Dubin Vice President and General Counsel

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